EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on the Form S-8 of CarParts.com, Inc. of our reports dated March 15, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of CarParts.com, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of CarParts.com, Inc. for the year ended January 2, 2021.

/s/ RSM US LLP

Irvine, California
January 19, 2022